                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))



     [X] Definitive proxy statement


     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        OMEGA HEALTHCARE INVESTORS, INC.
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                (Name of Registrant as Specified in Its Charter)
                        OMEGA HEALTHCARE INVESTORS, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                        OMEGA HEALTHCARE INVESTORS, INC.

                           900 VICTORS WAY, SUITE 350
                           ANN ARBOR, MICHIGAN 48108
                                 (734) 887-0200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1999

To the Shareholders:

     The Annual Meeting of Shareholders of Omega Healthcare Investors, Inc. will be held at the offices of the Company at 900 Victors Way, Suite 350, Ann Arbor, Michigan on Tuesday, April 20, 1999, at 11:00 a.m., for the following purposes:

        1. To elect three members of the Board of Directors;

        2. To vote upon a proposal to amend the Company's Articles of Incorporation to increase the total number of authorized shares of the Company's common stock, par value $.10 per share, from 50,000,000 to 100,000,000; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The nominees for election as directors are Essel W. Bailey, Jr., Martha A. Darling and Harold J. Kloosterman, each of whom presently is serving as a director of the Company.

     The Board of Directors has fixed the close of business on March 1, 1999 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

     We encourage you to attend the meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors and FOR the proposal to amend the Company's Articles of Incorporation, in each case as set forth in the attached Proxy Statement. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

                                          By order of the Board of Directors

                                          SUSAN ALLENE KOVACH
                                          Corporate Secretary

March 12, 1999
Ann Arbor, Michigan

                        OMEGA HEALTHCARE INVESTORS, INC.
                           900 VICTORS WAY, SUITE 350
                           ANN ARBOR, MICHIGAN 48108
                                 (734) 887-0200

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1999

     The accompanying proxy is solicited by the Board of Directors of Omega Healthcare Investors, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held April 20, 1999, and any adjournments of the meeting (the "Annual Meeting"). It is anticipated that this proxy material will be mailed on or about March 12, 1999 to shareholders of record on March 1, 1999.

     A copy of the Annual Report of the Company for the year ended December 31, 1998, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO SUSAN ALLENE KOVACH, VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy may also be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those therein named.

                               VOTING SECURITIES

     The outstanding voting securities of the Company, as of February 16, 1999, consisted of 19,797,364 shares of common stock, par value $.10 per share ("Common Stock"). Each holder of record of Common Stock as of the close of business on March 1, 1999 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the directors have been divided into three groups. At this year's Annual Meeting, three directors will be elected in one group to hold office for a term of three years or, in each case, until their respective successors have been duly elected and qualified. The remaining directors shall continue in office until their respective terms expire or until their successors have been duly elected and qualified.

     The nominees for election to the three positions of director to be voted upon at this year's annual meeting are Essel W. Bailey, Jr., Martha A. Darling and Harold J. Kloosterman. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Bailey and Kloosterman and Ms. Darling to hold office as directors for a term of three years each or until their respective successors have been duly elected and qualified. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the election of a director.

     If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies. In no event would the proxy be voted for more than three nominees.

     The following information relates to the nominees for election as directors of the Company and the other persons whose terms as directors continue after this meeting.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Essel W. Bailey (54)..............     1992      Mr. Bailey has been President and Chief           1999
                                                 Executive Officer of the Company since its
                                                 formation in 1992 and Chairman of the Company
                                                 since July 1995. Prior to forming Omega, Mr.
                                                 Bailey was a Managing Director of Omega
                                                 Capital, a healthcare investment partnership,
                                                 from 1986 to 1992. Mr. Bailey currently is a
                                                 Director, President and Chief Executive
                                                 Officer of Omega Worldwide, Inc.
                                                 ("Worldwide"), a NASDAQ listed company that
                                                 provides investment advisory services and
                                                 holds equity and debt interests in companies
                                                 engaged in providing sale/leaseback financing
                                                 to healthcare service providers throughout
                                                 the world. He also is a director of Principal
                                                 Healthcare Finance Limited ("Principal"), a
                                                 company that finances healthcare facilities
                                                 in the United Kingdom; and Principal
                                                 Healthcare Finance Trust, an Australian unit
                                                 trust that is wholly owned by Worldwide and
                                                 that finances healthcare facilities in
                                                 Australia. Mr. Bailey was formerly a director
                                                 of Evergreen Healthcare, Inc., which was a
                                                 NYSE listed company engaged in the operation
                                                 of long-term healthcare facilities, and of
                                                 Vitalink Pharmacy Services, Inc., a NYSE
                                                 listed company operating institutional
                                                 pharmacies serving the long-term care
                                                 industry in the United States.
Martha A. Darling (54)............     1998      Ms. Darling is a graduate of Reed College and     1999
                                                 the Woodrow Wilson School at Princeton
                                                 University. She currently serves as a
                                                 consultant to non-profit organizations. She
                                                 has worked in political economics and
                                                 strategic planning and most recently was
                                                 Senior Manager of the Commercial Airplane
                                                 Group at The Boeing Company in Seattle,
                                                 Washington, where she also served as Board
                                                 Vice President of King County's Harborview
                                                 Medical Center. Her career has included roles
                                                 in strategic planning for Seattle First
                                                 National Bank, 3 1/2 years as Legislative
                                                 Assistant to U.S. Senator Bill Bradley, with
                                                 responsibility for the Finance Committee, and
                                                 one year as a White House Fellow serving at
                                                 the U.S. Department of Treasury as Executive
                                                 Assistant to Secretary W. Michael Blumenthal.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
James E. Eden (61)................     1993      Mr. Eden is President and principal owner of      2000
                                                 Eden & Associates, Inc., which provides
                                                 consulting services to the senior living and
                                                 long-term care industries. He is also
                                                 Chairman and principal owner of Senior Living
                                                 Properties, LLC, which owns 88 licensed
                                                 nursing homes and assisted living facilities
                                                 in Illinois and Texas, and serves as Chairman
                                                 and Chief Executive Officer of Oakwood Living
                                                 Centers, Inc., which owns seven nursing homes
                                                 in Massachusetts and Virginia. From 1976 to
                                                 1992, he held various positions in
                                                 healthcare, ultimately serving as Executive
                                                 Vice President of Marriott Corporation and
                                                 General Manager of its Senior Living Services
                                                 Division. Mr. Eden also is a director of
                                                 United Vanguard Homes, the Alliance for Aging
                                                 Research, Peak Medical Corporation and Omega
                                                 Worldwide, Inc.
Thomas F. Franke (69).............     1992      Mr. Franke is Chairman and principal owner of     2000
                                                 Cambridge Partners, Inc., an owner, developer
                                                 and manager of multifamily housing in Grand
                                                 Rapids and Ann Arbor, Michigan. He also is
                                                 the principal owner of private healthcare
                                                 firms operating in the United States and the
                                                 United Kingdom and a private hotel firm in
                                                 the United Kingdom. Mr. Franke is a director
                                                 of Principal Healthcare Finance Limited and
                                                 Omega Worldwide, Inc.
Henry H. Greer (61)...............     1998      Mr. Greer has been President and Chief            2001
                                                 Operating Officer of SEI Investments
                                                 (NASDAQ:SEIC), a leading provider of software
                                                 and processing services to bank trust
                                                 departments and provider of mutual fund
                                                 services to banks, insurance and investment
                                                 firms, since 1990. Mr. Greer held senior
                                                 management positions in leading financial
                                                 services and technology companies for more
                                                 than twenty-five years prior to joining SEI
                                                 Investments, including positions at IBM and
                                                 AutEx, a provider of financial and technology
                                                 services to the brokerage and institutional
                                                 investor community, where he was President
                                                 and Chief Operating Officer. Mr. Greer is a
                                                 director of SEI Investments and Astea
                                                 International. Mr. Greer is a graduate of
                                                 Dartmouth College.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Harold J. Kloosterman (57)........     1992      Mr. Kloosterman was formerly a Managing           1999
                                                 Director of Omega Capital from 1986 to 1992.
                                                 He is a director of Omega Worldwide, Inc. Mr.
                                                 Kloosterman has been involved in the
                                                 acquisition, development and management of
                                                 commercial and multifamily properties since
                                                 1978. He has been a senior officer of LaSalle
                                                 Partners, Inc., and in 1985 he formed
                                                 Cambridge Partners, Inc., where he serves as
                                                 President. At Cambridge, he has been involved
                                                 in the development and management of
                                                 commercial, apartment and condominium
                                                 projects in Grand Rapids and Ann Arbor,
                                                 Michigan and in the Chicago area.
Bernard J. Korman (67)............     1993      Mr. Korman is Chairman of the Board of            2000
                                                 Trustees of Philadelphia Health Care Trust, a
                                                 private health care foundation, and Chairman
                                                 of the Board of NutraMax Products, Inc., a
                                                 public consumer health care products company.
                                                 He formerly was President, Chief Executive
                                                 Officer and Director of MEDIQ Incorporated
                                                 (health care services) from 1977 to 1995. Mr.
                                                 Korman also is a director of the following
                                                 public companies: The New America High Income
                                                 Fund (financial services), The Pep Boys, Inc.
                                                 (auto supplies), Today's Man, Inc. (retail
                                                 men's clothing sales), Kranzco Realty Trust
                                                 (real estate investment trust), NutraMax
                                                 Products, Inc. (consumer health care
                                                 products) and Omega Worldwide, Inc.
Edward Lowenthal (54).............     1995      Mr. Lowenthal is President and Chief              2001
                                                 Executive Officer of Wellsford Real
                                                 Properties, Inc. (AMEX:WRP), a real estate
                                                 merchant bank, and was President of the
                                                 predecessor of Wellsford Real Properties,
                                                 Inc. since 1986. Mr. Lowenthal also serves as
                                                 director of United American Energy
                                                 Corporation, a developer, owner and operator
                                                 of energy facilities; Corporate Renaissance
                                                 Group, Inc., a mutual fund; Equity
                                                 Residential Properties Trust; Great Lakes
                                                 REIT; and Omega Worldwide, Inc.

                                    YEAR FIRST                                                  EXPIRATION
                                     BECAME A                                                   OF TERM AS
            DIRECTORS                DIRECTOR       BUSINESS EXPERIENCE DURING PAST 5 YEARS      DIRECTOR
            ---------               ----------      ---------------------------------------     ----------
Robert L. Parker (65).............     1992      Mr. Parker is a Consultant to, and formerly       2001
                                                 was Chairman of, the Company from March 1992
                                                 to 1995. He was a Managing Director of Omega
                                                 Capital from 1986 to 1992. From 1972 through
                                                 1983, Mr. Parker was a senior officer of
                                                 Beverly Enterprises, the largest operator of
                                                 long-term care facilities in the United
                                                 States. At the time of his retirement in
                                                 1983, Mr. Parker was Executive Vice President
                                                 of Beverly Enterprises. Mr. Parker is a
                                                 registered architect, and is licensed in
                                                 California and Oklahoma. Mr. Parker served as
                                                 a director of GranCare, Inc., a public
                                                 company engaged in the operation of long-term
                                                 care facilities from 1995 to 1997, and of
                                                 Vitalink Pharmacy Services, Inc., a publicly
                                                 traded institutional pharmacy, during 1997.
                                                 Mr. Parker has served as director of
                                                 Principal Healthcare Finance Limited since
                                                 1995 and of First National Bank of Bethany,
                                                 Oklahoma and is Chairman of the Board of
                                                 Directors of Omega Worldwide, Inc.

         PROPOSAL 2 -- PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

     The Company's Articles of Incorporation presently authorize the Company to issue up to 50,000,000 shares of common stock. The Company's Board of Directors has adopted, and recommends that stockholders approve, an amendment to the Articles of Incorporation increasing the authorized number of shares of the Company's common stock from 50,000,000 to 100,000,000.

     At February 16, 1999, there were 19,797,364 shares of common stock outstanding. Of the remaining authorized but unissued shares of common stock, 833,013 shares remain reserved for issuance under the Company's Amended and Restated Stock Option and Restricted Stock Plan, including 798,427 shares represented by outstanding option grants, 619,592 shares remain reserved for issuance under the Company's Dividend Reinvestment Plan, and an aggregate of 1,794,107 shares has been reserved for issuance upon conversion of the Company's outstanding 8.5% Convertible Debentures Due 2001. Accordingly, 26,955,924 shares of authorized common stock remain unissued and unreserved.

     The Board of Directors believes it is prudent to have a greater number of authorized shares of common stock available to issue in the future for, among other things, raising additional capital, acquisitions, stock splits, stock dividends and other corporate purposes. Except for shares reserved under the terms of the Company's Amended and Restated Stock Option and Restricted Stock Plan, shares reserved under the Company's Dividend Reinvestment Plan, and shares which will be issued upon the conversion of Debentures, the Board of Directors has no present plans, arrangements, undertakings or commitments to issue any shares of common stock. The Company does, however, have an effective Registration Statement on file with the Securities and Exchange Commission under which it may issue additional securities from time to time, including common stock and/or preferred stock, in the aggregate amount of $300,000,000. Having authorized shares of common stock available for issuance in the future for such corporate purposes as the Board of Directors deems necessary and advisable will give the Company greater flexibility and will allow shares to be issued without the expense and delay of a special stockholders' meeting. The additional shares of common stock authorized by the proposed amendment would be available for future issuance without further action by stockholders, unless action is required by stockholders by applicable law or the rules of any stock exchange on which the Company's securities may then be listed.

     The Company's common stock is listed on the New York Stock Exchange, which requires prior stockholder approval under certain circumstances for the issuance of common stock or securities convertible into common stock, other than in a public offering for cash, in an amount equal to or in excess of 20% of the voting power outstanding before the proposed issuance or 20% of the number of shares of common stock outstanding before the proposed issuance.

     It is proposed that Section I of Article IV of the Company's Articles of Incorporation be amended to read in its entirety as follows:

     "Section l. The total number of shares of capital stock which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000), of which One Hundred Million (100,000,000) shall be shares of Common Stock having a par value of $.l0 per share and Ten Million (10,000,000) shall be shares of Preferred Stock having a par value of $l.00 per share. The aggregate par value of all of said shares shall be Twenty Million Dollars ($20,000,000). Prior to the increase, the aggregate par value of all said shares was Fifteen Million Dollars ($15,000,000)."

VOTE REQUIRED

     The affirmative vote of two-thirds of all votes entitled to be cast at the Annual Meeting is required for adoption of the Amendment. The proxy holders named in the accompanying form of proxy will vote the shares represented by the proxy for approval of the Amendment, unless otherwise specified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT.

                             PRINCIPAL SHAREHOLDERS

     The Company believes that, at December 31, 1998, the following owned beneficially more than 5% of the outstanding shares of the Company's Common
Stock:

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY          PERCENT
                      BENEFICIAL OWNER                             OWNED              OF CLASS
                      ----------------                          ------------          --------
Merrill Lynch & Co., Inc.
  (On behalf of Merrill Lynch Asset Management Group).......     1,350,882(1)           6.2%
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

---------------
 (1) Of this amount, Merrill Lynch Global Allocation Fund, Inc. owns 1,216,519 shares (5.6%)

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1999 (i) by each of the Company's directors and executive officers and (ii) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                 NUMBER OF
                                                                 SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY          PERCENT
                      BENEFICIAL OWNER                             OWNED              OF CLASS
                      ----------------                          ------------          --------
Essel W. Bailey, Jr. .......................................      323,910(1)(2)        1.60%
James P. Flaherty...........................................       33,903(3)           0.17%
F. Scott Kellman............................................       90,160(4)           0.45%
Susan A. Kovach.............................................        7,958(5)               *
David A. Stover.............................................       73,664(6)           0.36%
Martha A. Darling...........................................        3,633(7)               *
James E. Eden...............................................       14,899(8)               *
Thomas F. Franke............................................       46,674(8)(9)        0.23%
Henry H. Greer..............................................          300                  *
Harold J. Kloosterman.......................................       33,221(8)(10)       0.16%
Bernard J. Korman...........................................       13,900(11)              *
Edward Lowenthal............................................       12,699(12)              *
Robert L. Parker............................................      124,417(13)          0.61%
                                                                  -------              -----
Directors and executive officers as a group (13 persons)....      779,338              3.84%

---------------
* Less than 0.10%

The business address of all the above persons is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

 (1) Includes shares owned jointly by Mr. Bailey and his wife, plus 6,803 shares held solely in Mrs. Bailey's name. Mr. Bailey disclaims any beneficial interest in the shares held solely by Mrs. Bailey.

 (2) Includes stock options that are currently exercisable within 60 days to acquire 108,720 shares, and 9,486 unvested shares of Restricted Stock, of which 4,655 shares, 2,750 shares and 2,081 shares were granted in January of 1999, December of 1997 and January of 1997, respectively.

 (3) Includes stock options that are currently exercisable within 60 days to acquire 20,000 shares, and 4,410 unvested shares of Restricted Stock, of which 2,760 shares and 1,650 shares were granted in January of 1999 and December of 1997, respectively.

 (4) Includes stock options that currently are exercisable within 60 days to acquire 56,842 shares, and 5,290 unvested shares of Restricted Stock, of which 2,590 shares, 1,525 shares and 1,175 shares were granted in January 1999, December 1997 and January 1997, respectively.

 (5) Includes stock options that currently are exercisable within 60 days to acquire 6,667 shares, and 1,030 unvested shares of Restricted Stock granted in January 1999.

 (6) Includes stock options that currently are exercisable within 60 days to acquire 40,588 shares, and 5,505 unvested shares of Restricted Stock, of which 2,930 shares, 1,650 shares and 925 shares were granted in January 1999, December 1997 and January 1997, respectively.

 (7) Includes stock options that currently are exercisable within 60 days to acquire 3,333 shares.

 (8) Includes stock options that currently are exercisable within 60 days to acquire 1,999 shares.

 (9) Includes 34,675 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a Member.

(10) Includes shares owned jointly by Mr. Kloosterman and his wife, and 8,269 owned directly by his wife.

(11) Includes stock options that currently are exercisable within 60 days to acquire 1,000 shares.

(12) Includes 1,000 shares held in a private profit sharing plan for the benefit of Mr. Lowenthal. Also includes stock options that currently are exercisable within 60 days to acquire 4,000 shares.

(13) Includes 3,393 shares owned by a private pension plan for Mr. Parker's benefit and 3,000 shares owned by a trust of which Mr. Parker is sole trustee. Also includes stock options that currently are exercisable within 60 days to acquire 28,993 shares.

                     DIRECTORS AND OFFICERS OF THE COMPANY

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held 13 meetings during 1998. The Board of Directors has an Audit Committee, consisting of Messrs. Korman and Kloosterman and Ms. Darling, a Compensation Committee, consisting of Messrs. Franke, Eden, Greer (beginning July 1998) and Lowenthal (until July 1998), a Nominating Committee, consisting of Messrs. Bailey and Parker, and an Independent Directors Committee, consisting of Ms. Darling and Mr. Greer.

     The Audit Committee, which met twice in 1998, selects the Company's independent accountants, approves the compensation to be paid to such accountants and reports to the Board concerning the scope of audit procedures.

     The Compensation Committee met four times during 1998 and has responsibility for the compensation of the Company's key management personnel and administration of the Company's Amended and Restated Stock Option and Restricted Stock Plan and the Company's 1993 Deferred Compensation Plan.

     The Nominating Committee, which met twice during 1998, reviews suggestions of candidates for director made by directors, shareholders, management and others, and makes recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. Suggestions by shareholders for candidates should be submitted in writing to the office of the President, Omega Healthcare Investors, Inc., 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108.

     The Independent Directors Committee, which met twice during 1998, has responsibility for passing upon those issues with respect to which a conflict may exist between the Company and Omega Worldwide, Inc., including issues with respect to the Opportunity Agreement between them and the allocation of costs between the Company and Worldwide pursuant to the Services Agreement between them.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") is composed of outside directors who have never served as officers of the Company. The Committee administers the Company's Amended and Restated Stock Option and Restricted Stock Plan, and 1993 Deferred Compensation Plan, and has responsibility for other incentive and benefit plans. The Committee determines the compensation of the Company's executive officers and reviews with the Board of Directors all aspects of compensation for the Company's executive officers.

     The policy of the Company and the guidelines followed by the Committee provide that compensation to the Company's executive officers should achieve the following objectives:

     1) Assist the Company in attracting and retaining talented and well-qualified executives.

     2) Reward performance and initiative.

     3) Be competitive with other healthcare real estate investment trusts.

     4) Be significantly related to accomplishments and the Company's short-term and long-term successes, particularly measured in terms of growth in Funds from Operations.

     5) Encourage executives to achieve meaningful levels of ownership of the Company's stock.

     The Company's compensation practices embody the principle that annual bonuses should be based primarily on achieving Company objectives that enhance long-term shareholder value, and that meaningful stock ownership by management, including participation in various benefit plans providing for stock options, restricted stock and retirement, is desirable in aligning shareholder and management interests.

     The Company's approach to base compensation levels is to offer competitive salaries in comparison with prevailing market practices. The Committee annually examines market compensation levels and trends. Additionally, for this purpose, the Committee also considers the pool of executives who currently are employed in similar positions in public companies, with emphasis on salaries paid by real estate investment trusts.

     The Committee evaluates executive officer salary decisions in connection with an annual review and input from the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent. The Committee views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.

     For executives other than the Chief Executive Officer, the Committee gives consideration to both overall Company performance and the performance of the specific areas of the Company under the incumbent's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by executive officers. Individual annual bonuses for each named executive are consistent with market practices for positions with comparable decision-making responsibilities.

     In determining the compensation of the Company's Chief Executive Officer, as well as the other Executive Officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and the composition of compensation. While the Committee considers such performance measures as growth in assets, market capitalization, dividends, earnings and funds from operations, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also values the importance of achievements that may be difficult to quantify and recognizes such qualitative factors.

     The compensation for Essel W. Bailey, Jr., the Company's Chief Executive Officer, was established at $420,000 in January 1998, and a cash bonus for 1998 performance of $75,000 was awarded in January 1999. In addition, in January 1999 Mr. Bailey was granted 50,000 stock options and 4,655 shares of restricted stock under the Company's Amended and Restated Stock Option and Restricted Stock Plan.

     Mr. Bailey's base salary and bonus were established in light of his duties and the scope of his responsibilities in the context of the policies and guidelines enumerated above. In the Committee's evaluation of total compensation for Mr. Bailey, it gives appropriate weight to his leadership in the growth of the Company's assets, in obtaining financing for that growth, and in accomplishing the Company's short-term and long-term objectives.

     Grants of options were made based on the Committee's conclusions as to appropriate levels of participation for the Company's Chief Executive Officer, with a particular sensitivity to the Company's objective of aligning shareholder and management interest. The 4,655 shares of restricted stock were granted on January 4, 1999 as a bonus for 1998 performance and for continued employment in 1999 through 2000. The award vests one-quarter in July 1999, with the balance vesting one-quarter on January 1 of 2000, 2001 and 2002.

                                          Compensation Committee of the Board

                                          Thomas F. Franke, Chairman
                                          James E. Eden
                                          Henry H. Greer

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director a fee of $20,000 per year for services as a director, plus $1,500 for services as a Committee Chairperson and $500 for attendance at a meeting of the Board of Directors, or any Committee thereof. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

     Mr. Parker, who formerly served as Chairman of the Board, provides ongoing consulting services to the Company in addition to his service as a director. In his capacity as senior advisor for the Company, Mr. Parker currently receives $3,000 monthly.

     In 1998, the directors terminated the 1993 Retirement Plan for Directors and the participation by directors in the 1993 Deferred Compensation Plan, effective December 31, 1997, in an attempt to compensate directors in a manner that is more closely aligned with the interests of the Company's shareholders. Benefits to the non-employee directors under both plans were settled in 1998. That settlement called for the payment of the following amounts with respect to eligible participants:

                                          DIRECTORS'           DEFERRED
                                          RETIREMENT         COMPENSATION
           NAME OF DIRECTOR                  PLAN                PLAN              TOTAL
           ----------------               ----------         ------------          -----
Essel W. Bailey, Jr. .................     $219,525                   0           $219,525
James E. Eden.........................     $182,938            $100,429           $283,367
Thomas F. Franke......................     $219,525            $110,451           $329,976
Harold J. Kloosterman.................     $219,525            $110,451           $329,976
Bernard J. Korman.....................     $182,938            $ 84,718           $267,656
Edward Lowenthal......................     $109,763            $ 31,698           $141,461
Robert L. Parker......................     $219,525            $293,026           $512,551

     Directors are eligible to participate in the Company's Amended and Restated Stock Option and Restricted Stock Plan. Each non-employee director was awarded options with respect to 10,000 shares at the date the Plan was adopted or on his or her subsequent election as a director of the Company, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All grants have been and are to be at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of the grant. Non-employee director options vest one third after each year for three years. Each non-employee director also is awarded annually 300 shares of restricted stock, with each such grant of restricted stock shares vesting six months after the date of grant.

     In addition, a borrowing program was adopted to enable directors and employees to borrow funds from the Company with which to purchase shares of the Company's common stock pursuant to the exercise of stock options. See "Certain Transactions," below, for a more complete description of the borrowing program.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the compensation for services in all capacities to the Company of those persons who were at December 31, 1998 (i) the chief executive officer and
(ii) the other executive officers of the Company whose total 1998 salary and bonus exceeded $100,000.

                                                          OTHER       RESTRICTED   SECURITIES     ALL
                                                          ANNUAL        STOCK      UNDERLYING    LTIP        OTHER
       NAME AND                                        COMPENSATION    AWARD(S)     OPTIONS/    PAYOUTS   COMPENSATION
  PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)      ($)(1)         ($)        SARS(#)       ($)        ($)(2)
  ------------------     ----   ---------   --------   ------------   ----------   ----------   -------   ------------
Essel W. Bailey,
  Jr. .................  1998    420,000     75,000         --        152,865(3)         --      --         252,043
Chairman, President      1997    400,000     60,000         --        139,027(3)    105,000      --         109,272
and CEO                  1996    325,000    375,000         --        104,564(3)     25,000      --         123,830
F. Scott Kellman.......  1998    236,000     65,000         --        102,311(4)         --      --          37,092
Chief Operating          1997    220,000     35,000         --         82,701(4)     62,500      --          65,375
Officer                  1996    210,000     30,000         --         54,332(4)     15,000      --          46,329
Susan A. Kovach........  1998    120,000     15,000         --          7,788(5)         --      --           1,800
Vice President,          1997     10,000         --         --                --     20,000      --              --
Secretary and General
Counsel
David A. Stover........  1998    210,000     55,000         --         90,944(6)         --      --          30,910
Vice President and       1997    195,000     30,000         --         68,817(6)     62,500      --          50,941
Chief Financial Officer  1996    175,000     25,000         --         38,176(6)     12,500      --          32,545

---------------
(1) "Other Annual Compensation" includes the aggregate of perquisites and other personal benefits, securities or properties that exceed 10% of salary and bonus of each named executive.

(2) Consists of Company contributions to its 401(k) Profit-Sharing Plan and provisions for each participant under the Company's 1993 Deferred Compensation Plan, except that, with respect to Mr. Bailey, such amount includes $219,525 from the settlement of the Directors' Retirement Plan as described under "Compensation of Directors".

(3) On January 4, 1999, December 19, 1997, and January 22, 1997, Mr. Bailey was awarded 4,655 shares, 5,500 shares, and 8,325 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $140,500, $203,500, and $267,400 for the awards with respect to 1998, 1997, and 1996, respectively. With respect to these grants, one-quarter of the shares are to be released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Mr. Bailey's restricted stock awards as of the end of last year were 9,487 shares and $286,389, of which 2,082 shares were released in January 1999.

(4) On January 4, 1999, December 19, 1997, and January 22, 1997, Mr. Kellman was awarded 2,590 shares, 3,050 shares, and 4,700 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $78,200, $112,850, and $151,000 for the awards with respect to 1998, 1997 and 1996, respectively. With respect to these grants, one-quarter of the shares are to be released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of shares and value of Mr. Kellman's restricted stock awards as of the end of last year were 5,632 shares and $170,016 of which 1,833 shares were released in January 1999.

(5) On January 4, 1999 Ms. Kovach was awarded 1,030 shares of restricted common stock of the Company. The fair value of the award, based on the market price of common stock on the date of the award, was $31,100. With respect to this grant, one-quarter of the shares are to be released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of unreleased shares and value of Ms. Kovach's restricted stock awards at the end of last year were 1,030 shares and $31,100.

(6) On January 4, 1999, December 19, 1997, and January 22, 1997, Mr. Stover was awarded 2,930 shares, 3,300 shares, and 3,700 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $88,400, $122,100, and $119,000 for the awards with respect to 1998, 1997 and 1996, respectively. With respect to these grants, one-quarter of the shares are to be released 180 days following the grant date, with the balance to be released 25% per year on the anniversary of the grant in each of the following three years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of shares and value of Mr. Stover's restricted stock awards as of the end of last year were 5,767 shares and $174,091, of which 1,253 were released in January 1999.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     There were no options/SARs granted during 1998 to executive officers of the Company.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes options and SARs exercised during 1998 and presents the value of unexercised options and SARs held by the named executives at Year-End:

                                                                      NUMBER OF SECURITIES       IN-THE-MONEY
                                                                     UNDERLYING UNEXERCISED      OPTIONS/SARS
                                            SHARES                      OPTIONS/SARS AT           AT FISCAL
                                          ACQUIRED ON     VALUE        FISCAL YEAR-END(#)        YEAR-END($)
                                           EXERCISE      REALIZED       UNEXERCISABLE(U)       UNEXERCISABLE(U)
                 NAME                         (#)          ($)           EXERCISABLE(E)         EXERCISABLE(E)
                 ----                     -----------    --------    ----------------------    ----------------
Essel W. Bailey, Jr...................       7,664        84,763             78,332(U)              42,909(U)
                                                                             85,388(E)             337,564(E)
F. Scott Kellman......................      15,157       223,672             46,667(U)              25,750(U)
                                                                             42,676(E)             170,794(E)
Susan A. Kovach.......................           0             0             13,333(U)                   0(U)
                                                                              6,667(E)                   0(E)
David A. Stover.......................      11,703       117,055             45,833(U)              21,454(U)
                                                                             27,256(E)              71,786(E)

LONG-TERM INCENTIVE PLAN

     For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1998, the company had no long-term incentive plans.

DEFINED BENEFIT OR ACTUARIAL PLAN

     For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1998, the Company had no pension plans.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

Among: Omega Healthcare Investors, Inc.
       All REIT Index**
       S&P 500 Index
[GRAPH]

                                                        OHI INDEX                   ALL REITS                   S&P INDEX
                                                        ---------                   ---------                   ---------
12/31/94                                                 100.00                      100.00                      100.00
3/31/95                                                  101.00                      101.00                      110.00
6/30/95                                                  111.00                      108.00                      120.00
9/30/95                                                  121.00                      113.00                      130.00
12/31/95                                                 124.00                      118.00                      137.00
3/31/96                                                  137.00                      121.00                      145.00
6/30/96                                                  135.00                      127.00                      151.00
9/30/96                                                  151.00                      135.00                      156.00
12/31/96                                                 173.00                      161.00                      169.00
3/31/97                                                  166.00                      161.00                      174.00
6/30/97                                                  177.00                      170.00                      204.00
9/30/97                                                  200.00                      189.00                      219.00
12/31/97                                                 220.00                      191.00                      225.00
3/31/98                                                  238.00                      190.00                      257.00
6/30/98                                                  218.00                      181.00                      265.00
9/30/98                                                  208.00                      161.00                      239.00
12/31/98                                                 196.00                      155.00                      290.00

---------------
 * Total return assumes reinvestment of dividends.

** The All REIT Index is published by National Association of Real Estate
   Investment Trusts, Inc. ("NAREIT"), Washington, D.C. It is comprised of all REITs traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ National Market System. A list of those REITs is available by request to the Company or NAREIT.

     THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                              CERTAIN TRANSACTIONS

     The Company leases space at 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103, from Circle Partners, a general partnership whose general partners are Essel W. Bailey, Jr., President, and Chief Executive Officer of the Company, and Thomas F. Franke, a director of the Company. During 1998, the Company moved its principal executive offices to 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108 and entered into a sublease agreement with respect to 1,900 square feet of the Eisenhower space on December 14, 1998. Rent payments totaling $98,456 were made to Circle Partners in 1998. The Company currently makes monthly payments of $8,237 to the partnership pursuant to a five-year lease involving 5,823 square feet of office space. The current lease expires, concurrently with the expiration of the sublease, on October 31, 2000. Current monthly rent income on the sublease is $2,382.

     In November, 1997 the Company formed Omega Worldwide, Inc., a company which furnishes asset management services and management advisory services to firms extending financing to providers of healthcare services, particularly healthcare services to the elderly, throughout the world. On April 2, 1998, the Company contributed substantially all of its investment in Principal Healthcare Finance Limited ("Principal") to Worldwide in exchange for 8,500,000 million shares of Worldwide Common Stock and 260,000 shares of Series B preferred stock. Of the 8,500,000 shares of Worldwide received by the Company, approximately 5,200,000 were distributed on April 2, 1998 to the shareholders of the Company on the basis of one Worldwide share for every 3.77 common shares of the Company held by shareholders of the Company on February 1, 1998. Of the remaining 3,300,000 shares of Worldwide received by the Company, 2,300,000 shares were sold by the Company on April 3, 1998 for net proceeds of approximately $16,250,000 in a Secondary offering pursuant to a registration statement of Worldwide. The market value of the distribution to shareholders approximated $39 million or $1.99 per share. The Company recorded a non-recurring gain of $30.2 million on the distribution and secondary offerings of Worldwide common shares during 1998.

     The Company has invested approximately $1,600,000 in Principal Healthcare Finance Limited ("Principal") as of December 31, 1998. As of that date, Principal owns and leases 179 nursing homes in the British Isles. Essel W. Bailey, Jr., Chairman, President and Chief Executive Officer of the Company, and Company directors Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman and Robert L. Parker, have invested in the aggregate, directly or indirectly, $2,170,000 in Principal.

     In connection with the 1994 relocation of F. Scott Kellman, Chief Operating Officer, from the Philadelphia metropolitan area to Ann Arbor, Michigan, the Company loaned him $220,000 to enable him to purchase a home in Ann Arbor, all of which has been repaid except $67,000. The loan is secured by a lien on Mr. Kellman's residence, and bears interest at 7.05% per annum. Interest is payable monthly, and principal installments are payable annually.

     In connection with the 1997 appointment of James P. Flaherty as Vice President-International, the Company loaned him L350,000 to purchase his home in London, England. The loan is secured by a first lien against Mr. Flaherty's residence, bears interest at 7.00% per annum and matures in the year 2000. Interest is payable monthly.

     On January 14, 1998, the Board of Directors adopted a program (the "Borrowing Program") pursuant to which the Company has agreed to lend funds to employees and directors to enable them to purchase the Company's common stock through the exercise of stock options. The goal of the Borrowing Program is to increase ownership of the Company's common stock by employees and directors, and, as a result, to foster a proprietary feeling among employees and directors and to further align the interests of employees and directors with those of the Company's other shareholders. The maximum amount that an employee may borrow under the Borrowing Program depends upon the employee's salary level, with the maximum loan amount for employees at the lower end of the salary range being $20,000, and the maximum loan amount for employees at the upper end of the salary range being $300,000. The maximum loan amount for directors is $300,000. Each loan bears interest at the Company's borrowing cost, as determined by the Company's management in its sole discretion. Interest is payable quarterly, and all principal and accrued and unpaid interest is due five years from the date of the loan. Upon receipt by an employee of a cash bonus from the Company, the employee is obligated to make a principal reduction payment equal to 10% of the amount of the cash bonus. The loans are secured by pledges of the stock purchased with the proceeds of the loans. As long as a loan is not in default, the borrower may vote the shares purchased and is entitled to receive all dividends paid on the shares. At December 31, 1998, the following loans are outstanding to executive officers and non-employee directors:

        NAME OF DIRECTOR
      OR EXECUTIVE OFFICER                                    AMOUNT BORROWED
      --------------------                                    ---------------
Essel W. Bailey, Jr. .......................................     $199,965
James E. Eden...............................................     $262,587
James P. Flaherty...........................................     $267,698
Thomas F. Franke............................................     $262,587
F. Scott Kellman............................................     $299,992
Harold J. Kloosterman.......................................     $262,587
Bernard J. Korman...........................................     $300,000
Edward Lowenthal............................................     $187,472
Robert L. Parker............................................     $299,955
David A. Stover.............................................     $300,000

     The aggregate outstanding principal balance of loans made under the Borrowing Program to employees who are not directors or executive officers is $220,357.

     The Board of Directors has approved Change of Control Agreements between the Company and its executive officers. Each Change of Control Agreement provides that the Company will pay to the applicable executive officer termination payments, for a period of up to 36 months, in an amount equal to 100% of the executive officer's monthly total compensation (including bonus) for the most recent year if an event occurs that results in a change of control of the Company and within three (3) years after the change of control either (i) the Company terminates, without cause, the employment of an executive officer who, at the time of the change of control, has been employed by the Company for at least two years or (ii) an executive officer who has been employed by the Company for at least two years terminates his or her employment after the Board of Directors has failed to reelect him or her to his or her then existing or a reasonably comparable office or if a change not acceptable to said officer is made that affects a substantial reduction in his or her compensation or benefits (other than a general reduction of compensation or benefits affecting all officers of the Company and resulting from a severe economic downturn in the financial position of the Company). During that payout period, an executive officer also will be entitled to other employee benefits substantially similar to those in effect at the time of the executive officer's termination.

     The Company and Worldwide have entered into an Opportunity Agreement to provide each other with rights to participate in certain transactions and make certain investments. The Opportunity Agreement provides, subject to certain terms, that, regardless of whether the following kinds of investments (each a "REIT Opportunity") first come to the attention of the Company or Worldwide, the Company will have the right to: make any investment within the United States (a) in real estate, real estate mortgages, real estate derivatives or entities that invest exclusively in or have a substantial portion of their assets in any of the foregoing, so long as the Company's REIT status would not be jeopardized by the investment; and (b) that, if made by a REIT, would not result in the termination of the REIT's status as a REIT under Sections 856 through 860 of the Internal Revenue Code ("Code"). However, Worldwide will have the right, regardless of whether the following kinds of investments (each a "Worldwide Opportunity") first come to the attention of the Company or Worldwide, to: (a) provide advisory services and/or management services to any healthcare investors, wherever located; (b) acquire or make debt and/or equity investments (through a joint venture or otherwise) in any healthcare investor or in healthcare real estate-related assets outside the United States: (c) make investments in any entity conducting healthcare operations; and (d) make any other real estate, finance or other investments not customarily undertaken by a qualified REIT. If Worldwide declines to pursue a Worldwide Opportunity, it must offer that opportunity to the Company, and if the Company declines to pursue a REIT Opportunity, it must offer that opportunity to Worldwide. Each of the Company and Worldwide may participate, in its discretion, in any REIT Opportunity or Worldwide Opportunity that the other requests be pursued jointly. The terms upon which each of the Company and Worldwide elect to participate in such an opportunity will be negotiated in good faith and must be mutually acceptable to the respective boards of directors of the Company and Worldwide, with the affirmative votes of the independent directors of the boards of directors of the Company and Worldwide. Each of the Company and Worldwide has agreed to notify the other of and make available to the other investment opportunities developed by such party or of which such party becomes aware but is unable or unwilling to pursue. The Opportunity Agreement has a term of ten years and automatically renews for successive five-year terms unless terminated. In that connection, Worldwide has offered to the Company the opportunity to acquire up to 9.9% of the common shares of Principal Healthcare Finance Trust, an Australian unit trust, which owns thirty-five long-term care facilities and 475 assisted living units in New South Wales, Victoria and Queensland.

     The Company and Worldwide have entered into a Services Agreement pursuant to which the Company provides shared management and other employees, office space and administrative services to Worldwide. Worldwide reimburses the Company quarterly for a portion of the Company's overhead expenses such as rent, compensation and utilities, based on a formula determined by dividing the value of the assets managed by Worldwide at the end of each fiscal quarter by the sum of the value of the assets of Worldwide and assets managed by the Company at the end of each fiscal quarter. During the year ended December 31, 1998, indirect costs allocated to Worldwide under the Services Agreement totaled $490,000.

     On December 30, 1998, the Company made a $6,000,000 loan to Oakwood Living Centers of Massachusetts, Inc., an affiliate of Oakwood Living Centers, Inc., of which James E. Eden, a director of the Company, also is Chairman and Chief Executive Officer. The loan is secured by a second mortgage lien on six skilled nursing facilities located in Massachusetts, bears interest at 14% per annum and matures December 31, 1999.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP audited the Company's financial statements for each of the years ended December 31, 1996, 1997 and 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the Annual Meeting.

                             SHAREHOLDERS PROPOSALS

     November 13, 1999 is the date by which proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, held on or about April 15, 2000, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone, telex or facsimile. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,500 plus out-of-pocket expenses.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                          ESSEL W. BAILEY, JR.
                                          President and Chief Executive Officer

March 12, 1999
Ann Arbor, Michigan

                        OMEGA HEALTHCARE INVESTORS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan Allene Kovach and David A. Stover and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Healthcare Investors, Inc. held of record by the undersigned on March 1, 1999 at the Annual Meeting of Stockholders to be held on April 20, 1999 or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement and FOR the proposal to amend the Company's Articles of incorporation to increase the total number of authorized shares as set forth in the Proxy Statement.

If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

       (Continued, and to be marked, dated and signed, on the other side)



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[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.                                                                8293

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                                        THE DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2.
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                 FOR      WITHHELD                                                                        FOR    AGAINST    ABSTAIN
1. Election of   [ ]        [ ]     Nominees:               2. Amendment to Articles of Incorporation     [ ]      [ ]        [ ]
   Directors                        Essel W. Bailey, Jr.       to increase Authorized Shares
                                    Martha A. Darling
[INSTRUCTIONS: To withhold          Harold J. Kloosterman
authority to vote for any
individual nominee, write
that nominee's name in the
space provided below.]


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                                                                                                          NOTE:  Please sign exactly
                                                                                                          as name appears on this
                                                                                                          Proxy.  When shares are
                                                                                                          held by joint tenants,
                                                                                                          both should sign.  When
                                                                                                          signing as attorney,
                                                                                                          executor, administrator,
                                                                                                          trustee or guardian,
                                                                                                          please give full title
                                                                                                          as such.  If a
                                                                                                          corporation, please sign
                                                                                                          in full corporate name by
                                                                                                          President or other
                                                                                                          authorized officer.  If a
                                                                                                          partnership, please sign
                                                                                                          in partnership name by
                                                                                                          authorized person.


                                                                                                          Please check the box [ ]
                                                                                                          if you plan to attend
                                                                                                          the Annual Meeting in
                                                                                                          person.



SIGNATURE(S)                                                     DATE
           -----------------------------------------------------     -------------
NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  This proxy will not be used if you attend the meeting in person and so request.
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